MAZARS

MAZARS INCORPORATED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Form F-3 (No. 333-111019, No. 333-119998, No. 333-126257, No. 333-143399, No. 333-167144, 333-187384, No. 333-194483 and No. 333-199535) and related Prospectuses and on Form S-8 (No. 333-173155, No. 333-118897, No. 333-113420, No. 333-141306 and No. 333-139717) pertaining to the Employees' Stock Option Plan of Pointer Telocation Ltd., of (i) our report dated 20 February 2015, with respect to the financial statements of POINTER SA (PTY) LTD for the year ended 31 December 2014, included in the Annual Report (Form 20-F) of Pointer Telocation Ltd., filed with the Securities and Exchange Commission and (ii) our report dated 20 February 2015, with respect to the financial statements of POINTER SA (PTY) LTD, for the year ended 31 December 2014 included in the Annual Report (Form 20-F) of Pointer Telocation Ltd., for the year ended 31 December 2014, filed with the Securities and Exchange Commission.

Mazars Inc.

Mazars Inc.
Director: Stiaan Colyn
Registered Auditor
31 March 2015
Cape Town, South Africa

Mazars House Rialto Road Grand Moorings Precinct Century City 7441 • PO Box 134 Century City 7446 • Docex 9 Century City
Tel: +27 21 818 5000 • Fax: +27 21 818 5001 • cpt@mazars.co.za • www.mazars.co.za